UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2025
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Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants’ telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	388-2200
State or Other Jurisdiction of Incorporation:			Idaho
Former name or former address, if changed since last report:			None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 8.01 Other Events.

As previously reported, on May 30, 2025, Idaho Power Company (“Idaho Power”) filed a general rate case with the Idaho Public Utilities Commission (“IPUC”), Case No. IPC-E-25-16. Also as previously reported, on October 24, 2025, Idaho Power filed a motion with the IPUC for approval of a settlement stipulation (the “Settlement Stipulation”) related to the Idaho general rate case filing. The Settlement Stipulation was entered into by Idaho Power, the Staff of the IPUC, and several of the intervening parties and was subject to the approval of the IPUC. On December 30, 2025, the IPUC issued an order (the “Order”) approving the Settlement Stipulation. A copy of the Order is available on the IPUC’s website at puc.idaho.gov.

As approved by the Order, the Settlement Stipulation contains the following significant terms, among other items:

•Idaho Power will implement revised tariff schedules designed to increase annual Idaho-jurisdictional retail revenue by approximately $110.0 million, or 7.48 percent, effective January 1, 2026. The approximate $110 million of additional annual revenue is inclusive of a PCA rate increase of $13.1 million;

•a 9.6 percent return on equity and a 7.410 percent authorized rate of return based on the filed cost of debt and capital structure, applied to an Idaho-jurisdictional rate base of approximately $4.9 billion (which is based on the average of monthly average plant balances for January through December 2025);

•a base level net power supply expense (“NPSE”) of approximately $468.8 million, a decrease of $16.1 million from the currently approved base level NPSE;

•updates to the fixed cost adjustment mechanism rates to reflect approved fixed costs and Idaho Power’s proposed rate designs;

•continued deferral of certain wildfire mitigation related costs, including incremental vegetation management and insurance costs, as measured from 2024 actual costs, through the earlier of Idaho Power's next general rate case or 2027;

•modifications to Idaho Power’s accumulated deferred investment tax credits (“ADITC”) and revenue sharing mechanism to (1) include an additional amount of investment tax credits equal to the total of existing ADITCs not currently eligible for accelerated amortization under the mechanism and all investment tax credits generated through the end of calendar-year 2028; (2) establish an annual cap of $55 million on the amount of accelerated amortization of ADITCs for calendar year 2026 and thereafter; (3) re-affirm the existing minimum specified Idaho-jurisdiction return on year-end equity (“Idaho ROE”) of 9.12 percent for additional amortization of ADITCs; (4) re-affirm the existing 9.6 percent Idaho ROE as the threshold for revenue sharing of Idaho-jurisdiction earnings between Idaho Power and Idaho customers; and (5) continue to implement all revenue sharing through the power cost adjustment mechanism; and

•agreement that Idaho Power’s share of capital expenditures at jointly-owned coal-fired plants through year-end 2024 are included for recovery in the stipulated revenue requirement.

At the time of the Settlement Stipulation, Staff of the IPUC had completed its prudence review of capital projects included in the test year rate base through July 2025. The IPUC Staff will address the prudence of investments placed in service after July 2025 in Idaho Power’s next Idaho general rate case. The Settlement Stipulation does not include a tracking mechanism for incremental depreciation and interest expense that Idaho Power requested as part of the initial rate case filing.

Neither the Order nor the Settlement Stipulation precludes Idaho Power from filing another general rate case in Idaho at any time in the future.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  December 31, 2025
IDACORP, INC.
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer